                                    EXHIBIT F

                               SECOND AMENDMENT TO
                   THE AMENDED AND RESTATED LIMITED LIABILITY
                    COMPANY AGREEMENT OF DAKOTA HOLDINGS, LLC


         THIS AGREEMENT is made effective as of the 29th day of December, 2000, by and among PEPSI-COLA METROPOLITAN BOTTLING COMPANY, a corporation formed under the laws of the State of New Jersey, BEVERAGES, FOOD & SERVICE INDUSTRIES, INC., a corporation formed under the laws of the State of Delaware, BEVERAGE INVESTMENT, LLC, a limited liability company formed under the laws of the State of Minnesota (hereinafter referred to as "Beverage Investment"), MIDWEST BEVERAGE HOLDINGS, LLC, a Minnesota limited liability company, and POHLAD COMPANIES, a corporation formed under the laws of the State of Minnesota (each a "Member" and collectively, the "Members"), and PEPSICO, INC., a corporation formed under the laws of the State of North Carolina. All capitalized terms which are not defined herein shall have the meaning ascribed to them in that certain Amended and Restated Limited Liability Company Agreement of Dakota Holdings, LLC dated November 30, 2000, as amended by the First Amendment to the Amended and Restated Limited Liability Company Agreement of Dakota
Holdings, LLC dated December 27, 2000 (the "LLC Agreement").

     WHEREAS, pursuant to that certain Contribution Agreement dated November 30, 2000, by and between Beverage Investment and the Dakota Holdings, LLC (the "Company"), Beverage Investment has contributed $24,951,588.99 to the Company (the "Contribution"), which amount shall be used by the Company to purchase 1,707,551 shares of common stock of Whitman Corporation; and

     WHEREAS, pursuant to Section 2 of the Contribution Agreement, Beverage Investment will receive a Class A Membership Interest of 12.04% in exchange for such capital contribution; and

     WHEREAS, the parties now wish to amend the LLC Agreement in order to reflect the changes noted above;

     NOW, THEREFORE, the parties agree as follows:

     1. Following the Contribution each Member of the Company shall have the respective percentage interest in the Company as set forth on the attached
Schedule I.

     2. All other provisions of the LLC Agreement shall remain unchanged by this Amendment.

     3. The effective date of the provisions herein shall be as of December 29, 2000.

     4. This Amendment may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all of the parties shall not have signed the same counterpart.

         IN WITNESS WHEREOF, the parties hereto have subscribed and sworn to this Agreement as of the day and year first written above.

                                   MEMBERS:

                                   PEPSI-COLA METROPOLITAN
                                   BOTTLING COMPANY


                                   By:  /s/ W. Timothy Heaviside
                                   Its:  Vice President


                                   BEVERAGES, FOOD & SERVICE
                                   INDUSTRIES, INC.


                                   By:  /s/ Robert K. Biggart
                                   Its:  Vice President


                                   BEVERAGE INVESTMENT, LLC


                                   By:  /s/ John F. Bierbaum
                                   Its:  Vice President


                                   POHLAD COMPANIES


                                   By:  /s/ John F. Bierbaum
                                   Its:  Vice President and
                                   Chief Financial Officer


                                   PEPSICO, INC.


                                   By:  /s/ W. Timothy Heaviside
                                   Its:  Vice President


                                   MIDWEST BEVERAGE HOLDINGS, LLC


                                   By:  /s/ John F. Bierbaum
                                   Its:  Vice President

                                   SCHEDULE 1

                          CLASS A MEMBERSHIP INTERESTS


Pepsi-Cola Metropolitan Bottling Company, Inc.                        14.42%

Beverages, Food & Service Industries, Inc.                             2.99%

Pohlad Companies                                                      58.49%

Midwest Beverage Holdings, LLC                                        12.06%

Beverage Investment, LLC                                              12.04%


                          CLASS B MEMBERSHIP INTERESTS


Pepsi-Cola Metropolitan Bottling Company, Inc.                          5.0%

Pohlad Companies                                                       95.0%
